Exhibit 5.2

July 1, 2009

CenterState Banks Statutory Trust II

CenterState Banks Statutory Trust III

c/o CenterState Banks, Inc.

42745 U.S. Highway 27

Davenport, Florida 33837

Re:	CenterState Banks Statutory Trust II-III

Ladies and Gentlemen:

We have acted as special Delaware counsel for CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III, each a Delaware statutory trust (each a “Trust” and collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Trust Agreement for each of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III, each dated as of June 30, 2009, between the Company and Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust”), as trustee;

(b)	A certified copy of the Certificate of Trust for each of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III (collectively, the “Certificates of Trust”) each as filed with the Secretary of State on June 30, 2009;

(c)

The Registration Statement (the “Registration Statement”) on Form S-3 filed by the Company and the Trusts with the Securities and Exchange Commission (the “SEC”) on or about July 1, 2009 including a prospectus (the “Prospectus”), relating to Trust Capital Securities, in each case representing preferred undivided beneficial

CenterState Banks Statutory Trust II

CenterState Banks Statutory Trust III

July 1, 2009

interests in the assets of the applicable Trusts (each, a “Capital Security” and collectively, the “Capital Securities”;

(d)	A form of Amended and Restated Trust Agreement for each of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III, to be entered into among the Company, Wilmington Trust, as Property Trustee and Delaware Trustee, the Administrators named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the applicable Trust (filed as exhibits to, and incorporated by reference into, the Registration Statement) (the “Trust Agreements”); and

(e)	A Certificate of Good Standing for each Trust, each dated July 1, 2009, obtained from the Secretary of State of the State of Delaware.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the applicable Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, that the applicable Certificate of Trust is in full force and effect and has not (and will not have) been amended and that the applicable Trust Agreement will be in full force and effect and will be executed in the form reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii)

CenterState Banks Statutory Trust II

CenterState Banks Statutory Trust III

July 1, 2009

the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by a Trust (collectively, the “Capital Security Holders”) of a Capital Securities Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the applicable Trust Agreement and as contemplated by the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the applicable Trust Agreement and as contemplated by the Registration Statement, and as described in the Prospectus. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Capital Securities of each Trust have been duly authorized by the applicable Trust Agreement and, when executed, authenticated and delivered in accordance with the applicable Trust Agreement and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make certain payments under the applicable Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons

CenterState Banks Statutory Trust II

CenterState Banks Statutory Trust III

July 1, 2009

whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/rmc